Esio Water & Beverage Development Corp.

Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

(Unaudited)

The following unaudited pro forma combined financial statements are provided for informational purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined company would be had the Agreement of Share Exchange and Plan of Reorganization (“Share Exchange”) occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position

The unaudited pro forma combined statements of operations for the periods presented give effect to the Share Exchange as if they had been consummated on July 1, 2013 the start of the June 30, 2014 year end and at July 1, 2014 the starting period of the six months ended December 31, 2014, the beginning of the earliest period presented. The unaudited pro forma balance sheets give effect to the Share Exchange as if they had occurred on the dates of those balances sheets.

The Share Exchange is being accounted for as a reverse merger and recapitalization of the Company whereby the Company is deemed to be the acquirer in the reverse merger for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of the Company and the results of iMetabolics Corp. from the acquisition date.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should also be read in conjunction with these unaudited pro forma financial statements. Please read this information in conjunction with:

•	The audited financial statements of Esio Water and Beverage Development Corp. at June 30, 2014 and 2013.

•	The unaudited financial statements of Esio Water and Beverage Development Corp. for the six months ended December 31, 2014 and 2013.

Esio Water & Beverage Development Corp.

Unaudited Pro Forma Balance Sheet

December 31, 2014

	ESWB	iMetabolics	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$94,635	$9,375			$85,260
Prepaid expenses	5,161	—			5,161

Total current assets	99,796	9,375			90,421

Total Assets	$99,796	$9,375			$90,421

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$466	$18,000			$18,466
Accrued liabilities	5,760	—			5,760

Total current liabilities	6,226	18,000			24,226

Total Liabilities	6,226	18,000			24,226

Commitments:	—

Stockholders’ equity (deficit):
Common stock, $.005 par value 200,000,000 authorized; 18,566,636 and issued and outstanding as of September and June 30, 2014	92,833	10,000	(10,000)	(1)	—
			300,000	(1)	392,833
Additional paid in capital	14,968,014	2,950	(15,276,027)	(1)	(305,063)
Accumulated deficit	(14,967,277)	(21,575)	14,967,277	(1)	(21,575)

Total stockholders’ equity (deficit)	93,570	(8,625)			66,195

Total liabilities and stockholders’ equity (deficit)	$99,796	$9,375			$90,421

Esio Water & Beverage Development Corp.

Unaudited Pro Forma Income Statement

For the Year Ended June 30, 2014

	ESWB	iMetabolics	Pro Forma
	Historical	Historical	Adjustments	Pro Forma

Costs and Expenses
General and administrative	$123,192	$12,838	$—	$136,030
Directors fees	71,960	—	—	71,960
Operating loss	$195,152	$12,838	$—	$207,990

Net loss from operations	$(195,152)	$(12,838)	$—	$(207,990)

Net Loss	$(195,152)	$(12,838)	$—	$(207,990)

Basic and diluted loss per share	$(0.01)			$(0.00)

Basic and diluted weighted average common shares outstanding	18,566,636			78,566,636

Esio Water & Beverage Development Corp.

Unaudited Pro Forma Income Statement

For the Six Months Ended December 31, 2014

	ESWB	iMetabolics	Pro Forma
	Historical	Historical	Adjustments	Pro Forma

Costs and Expenses
General and administrative	$48,661	$8,737	$—	$57,398
Directors fees	5,000	—	—	5,000
Operating loss	$53,661	$8,737	$—	$62,398

Net loss from operations	$(53,661)	$(8,737)	$—	$(62,398)

Net Loss	$(53,661)	$(8,737)	$—	$(62,398)

Basic and diluted loss per share	$(0.00)			$(0.00)

Basic and diluted weighted average common shares outstanding	18,566,636		60,000,000	78,566,636

Esio Water & Beverage Development Corp.

Notes to the Unaudited Pro Forma Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 31, 2014, we entered into a Share Exchange Agreement with iMetabolic Corp., a Nevada corporation (“iMet”), all of the stockholders of iMet. The Share Exchange Agreement (the “Share Exchange”) closed on March 18, 2015.

Pursuant to the Share Exchange, we acquired all of the outstanding shares of iMet in exchange for the issuance of 60,000,000 shares of our common stock to the iMet Shareholders.

Upon closing of the Share Exchange, iMet became our wholly owned subsidiary.

The Share Exchange is accounted for as a reverse merger and recapitalization of Esio whereby Esio is deemed to be the acquirer in the reverse merger for accounting purposes. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of iMet and the results of the Company from the acquisition date.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with iMetabolics Corp.

(1)

To recapitalize for the Share Exchange. On March 18, 2015, the Company entered into a Share Exchange Agreement with iMetabolics whereby the Company agreed to acquire all of the issued and outstanding capital stock of iMetabolics Corp. in exchange for 60,000,000 shares of the Company’s common stock.